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                                                                  Exhibit 10.57a

                         FIRST AMENDMENT AND CONSENT TO
                                CREDIT AGREEMENT


         FIRST AMENDMENT AND CONSENT, dated as of March 28, 2003 (this "Amendment"), to the Credit Agreement referred to below among INFOGRAMES, INC., a Delaware corporation ("Borrower"), the other parties signatory thereto as Credit Parties, the Lenders party thereto (the "Lenders") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as a Lender, and as agent for the Lenders (in such capacity, "Agent").

                               W I T N E S S E T H

         WHEREAS, Borrower and Agent are parties to that certain Credit Agreement, dated as of November 12, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

         WHEREAS, Borrower and Agent have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         2. Amendment to the Credit Agreement. As of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

         (a) Annex A of the Credit Agreement is amended by amending and restating the definition of "Fiscal Year" in its entirety to read as follows:

     ""Fiscal Year" means (a) for each annual accounting period ending on or prior to June 30, 2002, any of the accounting periods of Borrower ending on June 30 of each year, and (b) commencing on (and including) March 31, 2003 and thereafter, any of the annual accounting periods of Borrower ending on March 31 of each year."

         (b) Section 6.14(f) is amended by changing "June 30, 2004" to "March 31, 2004".

         (c) Annex E(c) of the Credit Agreement is amended by amending and restating Annex E(c) in its entirety to read as follows:


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     "(c) Operating Plan. To Agent and Lenders, as soon as available, but not later than 75 days after the end of the Fiscal Year ended March 31, 2003 and not later than 45 days after the end of each Fiscal Year thereafter an annual operating plan for Borrower and each Guarantor on a combined and combining basis, reviewed by the Boards of Directors of Borrower and Parent, (or approved by the Boards of Directors of Borrower and Parent, if such approval was given) for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based,
     (ii) includes monthly balance sheets (including allowances) and a monthly budget for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities."

         3. Consent. Requisite Lenders hereby consent, as of the Amendment Effective Date, to the following:

         (a) The change in Borrower's Fiscal Year end to March 31 of each year from June 30 of each year commencing with the fiscal year ended March 31, 2003, and acknowledges and agrees that such change in Borrower's Fiscal Year shall not constitute a breach under Section 6.15 of the Credit Agreement.

         (b) The transfer by Infogrames Interactive, Inc. ("Interactive") of all of its interest in and to the shares of stock of, and receivables payable to Interactive by, each of the following Excluded Credit Parties: Spectrum Holobyte Japan KK, Hartland Trefoil Ltd. (UK), Microprose Ltd (UK), Microprose Software Ltd (UK), Infogrames Interactive Asia Pacific Pty Ltd (Australia) and Infogrames Interactive GmbH (Germany) (collectively, the "Specified Excluded Credit Parties") to the Parent, in a form of dividends, as more fully described in Annex I hereto (the "Excluded Credit Parties Transfer"); provided that (i) as soon as practicable following such transfer each of the Specified Excluded Credit Parties shall be dissolved,
     (ii) none of the Credit Parties shall have any liability or obligation to make any payments to any Person in respect of any receivables or payments due from related parties of any Specified Excluded Credit Party as reflected on the balance sheets attached hereto on Annex II, and (iii) neither the Parent nor any Subsidiary thereof shall receive any payments in respect of any receivables or payments due from related parties of any Specified Excluded Credit Party as reflected on the balance sheets attached hereto on Annex II nor shall Parent or any Subsidiary thereof in any way benefit from any such payments. Subject to compliance with clauses (i),
     (ii) and (iii) of the proviso to the immediately preceding sentence, the Excluded Credit Parties Transfer shall not constitute a breach under
     Section 6.8 or Section 6.14 of the Credit Agreement.

         4. Representations and Warranties. To induce Agent to enter into this Amendment, each Credit Party hereby represents and warrants that:



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         (a) The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement"): (i) are within its corporate powers; (ii) have been duly authorized by all necessary corporate and shareholder action; and (iii) are not in contravention of any provision of its certificate or articles of incorporation or by-laws or other organizational documents.

         (b) This Amendment has been duly executed and delivered by or on behalf of each Credit Party.

         (c) Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (d) No Default or Event of Default has occurred and is continuing both before and after giving effect to this Amendment.

         (e) No action, claim or proceeding is now pending or, to the knowledge of each Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges any Credit Party's right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document.

         (f) The representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

         (g) Annex I hereto accurately describes the Excluded Credit Parties Transfer . None of the Specified Excluded Credit Parties (i) conducts any business or operations, (ii) owns any assets or properties except as reflected on the balance sheets attached hereto on Annex II, or (iii) owns or has rights to use any Intellectual Property (excluding any such rights which in the aggregate for all Specified Excluded Credit Parties has a fair market value of less than $50,000) or is a party to any contract relating to the development of any Intellectual Property. The balance sheets for each Specified Excluded Credit Party attached hereto as


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     Annex II present in all material respects the financial position of such

     Specified Excluded Credit Party as of June 30, 2002 and there has been no material change in such financial position since June 30, 2002 (except for the reduction of cash of Infogrames Interactive Asia Pacific Pty Ltd (Australia) and Infogrames Interactive GmbH (Germany) as of November 30, 2002.

         (h) None of the Credit Parties have as of the Amendment Effective Date, nor shall any of the Credit Parties have in the future, any liability or obligation to make any payments to any Person in respect of any receivables or payments due from related parties of any Specified Excluded Credit Party as reflected on the balance sheets attached hereto on Annex II. Neither the Parent nor any Subsidiary thereof shall receive any payments in respect of any receivables or payments due from related parties of any Specified Excluded Credit Party as reflected on the balance sheets attached hereto on Annex II nor shall Parent or any Subsidiary thereof in any way benefit from any such payments.

         5. No Other Amendments. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of or consent with respect to any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time. This Amendment constitutes a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

         6. Outstanding Indebtedness; Waiver of Claims. Each of Borrower and the other Credit Parties hereby acknowledges and agrees that as of March 27, 2003 the aggregate outstanding principal amount of the Revolving Credit Loan is $6,677,700 and such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrower and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees) and disbursements and other costs of investigation or defense, including those incurred upon any appeal (each, a "Claim") of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or any Lender which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Amendment Effective Date.

         7. Expenses. Each of Borrower and the other Credit Parties hereby reconfirms its respective obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without



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limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

         8. Effectiveness. This Amendment shall become effective as of March __, 2003 (the "Amendment Effective Date") only upon satisfaction in full in the judgment of the Agent of each of the following conditions on or prior to March __, 2003:

         (a) Amendment. Agent shall have received three (3) original copies of this Amendment duly executed and delivered by Agent , Requisite Lenders and Borrower and acknowledged and agreed to by each of the Guarantors and Reflections.

         (b) Payment of Expenses. Borrower shall have paid to Agent all costs and expenses billed and owing in connection with this Amendment and the other Loan Documents and due to Agent (including reasonable legal fees and expenses).

         (c) Board Resolutions. Agent shall have received a certificate of the Secretary or Assistant Secretary of Borrower certifying as to the resolutions adopted by the Board of Directors of Borrower approving this amendment.

         (d) Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

         9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.



                                         INFOGRAMES, INC.


                                         By:
                                            -------------------------------
                                         Name:
                                         Title:


                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION, as Agent and Lender


                                         By:
                                            -------------------------------
                                         Name:
                                         Its: Duly Authorized Signatory


                       [SIGNATURES CONTINUED ON NEXT PAGE]



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The undersigned Credit Parties hereby (i)
acknowledge, agree and consent to the
amendment to the Credit Agreement effected by this Amendment and (ii) other than with respect to Reflections Interactive Limited, confirm and agree that their obligations under the Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.


INFOGRAMES INTERACTIVE, INC.


By:
   ----------------------------
Name:
Title:


ATARI INTERACTIVE, INC.


By:
   ----------------------------
Name:
Title:


PARADIGM ENTERTAINMENT, INC.


By:
   ----------------------------
Name:
Title:


REFLECTIONS INTERACTIVE LIMITED


By:
   ----------------------------
Name:
Title:



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                                     Annex I
                                     -------


Infogrames Interactive, Inc. ("Interactive"), a wholly-owned subsidiary of Infogrames Entertainment S.A. ("IESA"), is the sole shareholder of the following Specified Excluded Credit Parties:

o    Spectrum Holobyte Japan KK
o    Hartland Trefoil Ltd.
o    Microprose Ltd.
o    Microprose Software Ltd.
o    Infogrames Interactive Asia Pacific Pty Ltd.
o    Infogrames Interactive GmbH

Interactive will transfer all of its interest in and to the shares of stock of and receivables payable by each of the Specified Excluded Credit Parties to IESA, its sole shareholder, in a form of dividends. Such declaration of dividends has been duly approved by the board of directors of Interactive.

Subsequent to the completion of the transfer of stock of and receivables payable by the Specified Excluded Credit Parties and as soon as practicable, each of the Specified Excluded Credit Parties will be dissolved in accordance with the laws of its respective country of formation.





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